UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                      --------------------


                           FORM 8-K/A
                        (Amendment No. 1)

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  November 13, 2000
                                                  -----------------


                    Park Pharmacy Corporation
-----------------------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)



       Colorado               000-15379            84-1029701
----------------------------------------------------------------
   (State or Other           (Commission         (IRS Employer
     Jurisdiction            File Number)        Identification
    of Incorporation)                                 No.)



  10711 Preston Road, Suite 250,               75230
          Dallas, Texas
----------------------------------------------------------------
 (Address of Principal Executive             (Zip Code)
             Offices)



Registrant's telephone number, including area code   (214) 692-9921
                                                     --------------

                               N/A
-----------------------------------------------------------------
  (Former Name or Former Address, if Changes Since Last Report)

     The undersigned registrant hereby amends the following Item
7.  Financial Statements and Exhibits of its Current Report on
Form 8-K dated November 13, 2000 include the following:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

  (a) The following Financial Statements of Business Acquired are annexed hereto:

       Balance Sheet at June 30, 2000

       Statements of Income and Retained Earnings for the Years
       Ended June 30, 1999   and 2000

       Statements of Cash Flows for the Years Ended June 30,
       1999 and 2000

  (b) The following Pro Forma Financial Information is annexed hereto:

       Unaudited Pro Forma Combined Balance Sheet as of June
       30, 2000

       Unaudited Pro Forma Statement of Operations for the Year
       Ended June 30, 2000

  (c)  Exhibits

       Exhibit No.   Description

       2.1*          Agreement and Plan of Merger dated November
                     10, 2000 by and among Park, MJN Acquisition
                     Corp., MJN and Nault.

* Previously filed.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PARK PHARMACY CORPORATION
                                (Registrant)


Date:  January __, 2001         By:   /s/ Thomas R. Baker
                                   ------------------------
                                   Thomas R. Baker
                                   Chief Executive Officer &
                                   President

                  Index to Financial Statements

Independent Auditors Report                                 F-2
Balance Sheet at June 30, 2000                              F-3
Statements of Income and Retained Earnings
  for the Years Ended June 30, 1999 and 2000                F-4
Statements of Cash Flows for the Years Ended
  June 30, 1999 and 2000                                    F-5
Notes to Financial Statements                               F-6
Unaudited Pro Forma Combined Balance Sheet as of
  June 30, 2000                                            F-10
Unaudited Pro Forma Combined Statement of Operations
  for the Year Ended June 30, 2000                         F-11

                  INDEPENDENT AUDITOR'S REPORT


To the Stockholder
MJN Enterprises, Inc.
Arlington, Texas


          We have audited the accompanying balance sheet of MJN Enterprises, Inc., d/b/a Total Health Care, as of June 30, 2000, and the related statements of income and retained earnings, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MJN Enterprises, Inc. as of June 30, 2000, and the results of its operations and its cash flows for each of the two years then ended in conformity with generally accepted accounting principles.




Hein + Associates llp


October 11, 2000
Dallas, Texas
                               F-2

                      MJN ENTERPRISES, INC.
                     d/b/a TOTAL HEALTH CARE



                          BALANCE SHEET

                          JUNE 30, 2000


                            ASSETS
                            ------
CURRENT ASSETS:
   Trade accounts receivable, net of allowance
   for doubtful accounts of $127,600                 $  898,573
   Other receivables                                      1,000
   Inventory                                            233,450
   Prepaid expenses                                      23,888
                                                     ----------
       Total current assets                           1,156,911

PROPERTY AND EQUIPMENT, net                              55,995

OTHER ASSETS                                             17,792
                                                     ----------

                 Total assets                     $   1,230,698
                                                     ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

CURRENT LIABILITIES:
   Current portion of notes payable and long-
    term debt                                     $     136,918
   Accounts payable and accrued expenses                285,696
                                                     ----------
       Total current liabilities                        422,614

LONG-TERM DEBT                                          218,440

COMMITMENT AND CONTINGENCY (Note 5)

STOCKHOLDER'S EQUITY:
   Common stock, $1.00 par value; 1,000,000
   shares authorized; 1,000 shares issued and
    outstanding                                           1,000
   Additional paid-in capital                             1,500
   Retained earnings                                    587,144
                                                     ----------
                 Total stockholder's equity             589,644
                                                     ----------

                 Total liabilities and
                 stockholder's equity             $   1,230,698
                                                      =========


      See accompanying notes to these financial statements.

                      MJN ENTERPRISES, INC.
                     d/b/a TOTAL HEALTH CARE

           STATEMENTS OF INCOME AND RETAINED EARNINGS

                                              Years Ended June 30,
                                             -----------------------
                                                 2000         1999
                                             -----------  -----------

SALES                                        $ 6,120,160   $4,778,076

COST OF GOODS SOLD                             3,490,971    2,874,712
                                              ----------   ----------

Gross profit                                   2,629,189    1,903,364

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                               2,279,308    1,524,055

DEPRECIATION EXPENSE                              28,112       30,186
                                              ----------   ----------

Operating income                                 321,769      349,123

INTEREST EXPENSE                                  46,099       27,193
                                              ----------   ----------

INCOME BEFORE STATE INCOME TAX                   275,670      321,930

PROVISION FOR STATE INCOME TAX                    19,500       14,500
                                              ----------   ----------

NET INCOME                                       256,170      307,430

RETAINED EARNINGS, beginning of year             521,974      416,544
Distributions to stockholder                    (191,000)    (202,000)
                                              ----------   ----------

RETAINED EARNINGS, end of year                $  587,144   $  521,974
                                              ==========   ==========

      See accompanying notes to these financial statements.

                      MJN ENTERPRISES, INC.
                     d/b/a TOTAL HEALTH CARE


                    STATEMENTS OF CASH FLOWS

                                                 Years Ended June 30,
                                                -----------------------
                                                   2000         1999
                                                ---------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                    $ 256,170     $307,430
    Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Depreciation expense                          28,112       30,186
      Change in assets and liabilities:
        Trade accounts receivable                 (184,069)    (437,444)
        Other receivables                            5,736        2,558
        Inventory                                   11,750      (28,086)
        Prepaid expenses                             3,067      (13,424)
        Other assets                                   859      (14,218)
        Accounts payable and accrued
        expenses                                   215,338      418,882
                                                  --------     --------

             Net cash provided by operating
             activities                            336,963      265,884

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchases of property and equipment              (5,684)     (18,055)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable and long-term
     debt                                                -       62,475
   Principal payments on notes payable and
     long-term debt                               (145,967)    (111,364)
   Distributions to stockholder                   (191,000)    (202,000)
                                                  --------     --------

             Net cash used in financing
               activities                         (336,967)    (250,889)
                                                  --------     --------

NET DECREASE IN CASH                                (5,688)      (3,060)

CASH, beginning of year                              5,688        8,748
                                                 ---------     --------

CASH, end of year                                $       -     $  5,688
                                                 =========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
   Interest paid                                 $  46,100     $ 27,200
                                                 =========     ========
   State income taxes paid                       $      -      $  5,900
                                                 =========     ========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
            Accounts payable converted to
       promissory notes                          $ 100,000     $379,370
            Promissory note issued in connection
       with purchase of equipment                        -       32,500

      See accompanying notes to these financial statements.

                      MJN ENTERPRISES, INC.
                     d/b/a TOTAL HEALTH CARE

                  NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies
     ------------------------------------------

     Nature of Operations
     --------------------

     MJN Enterprises, Inc., d/b/a Total Health Care ("the Company"), was established in 1995 and operates an institutional pharmacy that distributes medications generally sold by prescription, for residents in hospices, nursing homes and other healthcare institutions primarily located in the Dallas/Fort Worth, Texas metropolitan area.

     Inventory
     ---------

     Inventory consists of finished goods held for resale and is valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives, generally five to seven years, of the underlying assets. Leasehold improvements are amortized using the straight-line method over the life of the related lease agreement. The costs of repairs and maintenance are expensed as incurred.

     Income Taxes
     ------------

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal income taxes on the Company's taxable income. The Company remains liable for state income taxes.

     Revenue Recognition and Concentration of Credit Risk
     ----------------------------------------------------

     The Company recognizes revenue when sales transactions occur and product is delivered to the customer. Revenue is reported at the estimated net realizable amounts expected to be received from individuals, third party payers, institutional healthcare providers and others. A portion of the Company's sales is derived from various state and federal medical assistance programs that are affected by changes in payment criteria and are subject to legislative actions.

     Net Revenues from Medicaid and Medicare programs, collectively, accounted for 20% and 27% of the Company's total revenues for the years ended June 30, 2000 and 1999, respectively. Accounts receivable from Medicaid and Medicare programs were approximately 7% and 4%, respectively, of total accounts receivable at June 30, 2000.

     Sales to a single hospice customer accounted for 28% and 17% of the Company's total revenues for the years ended June 30, 2000 and 1999, respectively. Management does not believe the loss of this customer would have a negative impact on the Company's operations.

     At June 30, 2000, amounts due from four of the Company's hospice customers and a single insurance company accounted for 63% and 13%, respectively, of total accounts receivable. No other customer or party accounted for more than 10% of accounts receivable. Management believes if any one or a group of these receivable balances should be deemed uncollectible, it would have a material adverse impact on the Company's operations and financial condition.

     The Company does not generally require collateral in connection with credit sales, but performs periodic evaluations of its customers' creditworthiness and believes the allowance for doubtful accounts is adequate.

     Use of Estimates
     ----------------

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates and the differences could be material. The most significant estimate in the accompanying financial statements is the allowance for doubtful accounts receivable.

2.   Property and Equipment
     ----------------------
     Property and equipment consisted of the following at June
30, 2000:

       Fixtures and equipment           $        83,378
       Office furniture                           6,801
       Vehicle                                   44,520
       Leasehold improvements                    11,386
                                              ---------
                                                146,085
       Less accumulated depreciation           (90,090)
                                              ---------
                                        $        55,995
                                              =========

3.   Accounts Payable and Accrued Expenses
     -------------------------------------

     Accounts payable and accrued expenses consisted of the following at June 30, 2000:


       Trade accounts payable             $     207,210
       Accrued payroll and related taxes         47,143
       Accrued state income taxes                29,500
       Other                                      1,843
                                            -----------
                                          $     285,696
                                            ===========

4.   Debt
     ----

     Notes payable and long-term debt consisted of the following at June 30, 2000:


     Note payable to a bank, interest at
       prime plus 2.25% (total of 11.75%),
       due in monthly principal and interest
       payments of $7,550, remaining unpaid
       principal and accrued interest due
       October 2003, collateralized by the
       Company's accounts receivable and
       inventory.  The note is guaranteed by
       the Company's stockholder.
                                              $  251,010

     Unsecured loan payable to a supplier,
       interest at 10% due in monthly
       principal payments of $5,556 until
       fully paid.                               100,000

     Note payable collateralized by a
       vehicle, interest at 8.15%, due in           4,348
       monthly principal and interest           ---------
       payments of $1,141, maturing in
       October 2000.

               Total notes payable and long-      355,358
               term debt

               Less current portion              (136,918)
                                                 --------
                                             $    218,440
                                                 ========

  Aggregate maturities of long-term debt obligations at June 30, 2000 are as follows:


            Years Ending June 30,
            ---------------------
                     2001                    $   136,918
                     2002                        106,014
                     2003                         81,702
                     2004                         30,724
                                                --------
                                             $   355,358
                                                ========

5.   Commitments and Contingency
     ---------------------------

     Leases
     ------

     The Company leases pharmacy and general office space under a lease agreement which expires in September 2002. Rental expense under this operating lease was approximately $73,800 and $56,900 for the years ended June 30, 2000 and 1999, respectively.

     Future minimum rental payments under this non-cancellable operating lease agreement are approximately:

             Years Ending June 30,
             ---------------------
                     2001                 $42,900
                     2002                  10,300
                                          -------
                                          $53,200
                                          =======

     Litigation
     ----------

     The Company is a defendant in a lawsuit alleging personal injuries sustained in an automobile accident caused by an employee of the Company. The plaintiff in this matter is seeking damages for future medical expenses that they estimate, at a minimum, to be approximately $321,000. A tentative settlement has been reached, subject to court approval, in which the Company's share of damages is $75,000. The damages are fully covered by insurance. Outside counsel for the Company has advised that if the settlement is not concluded and the case goes to trial, an educated estimate of the amount of damages a jury may award would range from $90,000 to $140,000, excluding pre-judgment interest and court costs. Damages in this range are covered by an insurance policy with Allstate Insurance Company, and no liability has been recorded for the litigation in the financial statements.


6.   Fair Value of Financial Instruments
     -----------------------------------

     The Company's financial instruments primarily consist of accounts receivable, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair values because of their short-term nature, or in the case of the notes payable, because the interest rates are similar to prevailing market rates of interest.

7.   Subsequent Event
     ----------------

     On October 2, 2000, the Company's stockholder entered into a letter of intent to sell all the outstanding shares of stock to Park Pharmacy Corporation.

Park Pharmacy Corporation
Unaudited Pro Forma Combined Financial Statements

          The accompanying unaudited pro forma combined financial statements have been prepared to reflect the acquisition of 100% of the common stock of MJN Enterprises ("MJN") by Park Pharmacy Corporation ("Park") on November 10, 2000 as if the acquisition had occurred on June 30, 2000 with respect to the pro forma balance sheet and as of the beginning of the year with respect to the pro forma statement of operations. Park acquired MJN for cash consideration of $1,150,000 and 1,450,000 shares of Park's common stock. The pro forma statement of operations also reflects the acquisitions of RX-Pro.Com, which occurred on December 21, 1999, Dougherty's Pharmacy, Inc., which occurred on December 30, 1999, Total Pharmacy Supply, Inc., which occurred on March 31, 2000, and the ongoing operations of certain infusion pharmacies purchased from Amedisys Alternate-Site Infusion Therapy Services, Inc. ("AASI"), which occurred on August 10, 2000, as if these acquisitions had occurred at the beginning of the year. These latter acquisitions were previously reported on Forms 8-K filed by the Company and were disclosed in the Park Form 10-KSB.


The accompanying unaudited pro forma financial statements should be read in conjunction with the historical financial statements of MJN included herein, the historical financial statements of Park included in its most recent Forms 10-KSB and 10-QSB, and the aforementioned Forms 8-K for the acquisitions of Rx-Pro.com, Dougherty's, Total Pharmacy and AASI. The pro forma statement of operations includes only the facilities of AASI that were acquired by Park. AASI's year end is December 31, and the pro forma statement of operations combines the statement of operations of AASI for the six months ended June 30, 2000 and the six months ended December 31, 1999. The pro forma statement of operations includes the operations of Rx-Pro, Dougherty's and Total Pharmacy Supply for the months prior to their acquisition by Park. These pro forma financial statements are not indicative of the financial position or results of operations that would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.

          PARK PHARMACY CORPORATION AND MJN ENTERPRISES

           UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                       AS OF JUNE 30, 2000

                                                        Amedisys
                                                        Alternate-
                                           MJN            Site         Pro Forma          Pro Forma
                             Park       Enterprises     Infusion      Adjustments          Balances
                          ----------   ------------  -----------     ------------       ------------
CURRENT ASSETS:
 Cash                      $  935,946  $        -    $    13,584      $ (13,584)  (1)    $   935,946
 Accounts receivable        2,982,657     898,573      2,270,328     (2,270,328)  (1)      3,881,230
 Inventories                1,911,705     233,450        188,301              -            2,333,456
 Other                         51,561      24,888         17,486              -               93,935
                           ----------   ---------     ----------     ----------          -----------
   Total current
    assets                  5,881,869   1,156,911      2,489,699     (2,283,912)           7,244,567

SOFTWARE COSTS              2,269,265           -              -              -            2,269,265

FIXED ASSETS, net             877,670      55,995        315,297              -            1,248,962

GOODWILL                    1,239,803           -        513,401      2,725,871  (3)       4,479,075

OTHER ASSETS                  228,263  $   17,792              -              -              246,055
                           ----------  ----------    -----------     ----------         ------------

   Total assets          $ 10,496,870  $1,230,698    $ 3,318,397     $  441,959         $ 15,487,924
                           ==========  ==========    ===========     ==========         ============

CURRENT LIABILITIES:
 Accounts payable and
  accrued liabilities    $  2,196,658  $  285,696    $ 1,169,206    $(1,169,206)  (1)   $  2,482,354
 Due to related
  parties                          -            -      8,132,421     (8,132,421) (2)               -
 Income tax payable            98,400           -             -               -               98,400
 Current portion of                                                              (1)
   liabilities                 66,602     136,918         49,673        (49,673)             203,520
                           ----------   ---------     ----------    -----------          -----------
      Total current
       liabilities          2,361,660     422,614      9,351,300     (9,351,300)           2,784,274

LONG-TERM LIABILITIES       2,096,239     218,440                     2,900,000  (4)       5,214,679
                                                               -

STOCKHOLDERS' EQUITY
  (DEFICIT)
 Preferred stock                3,025                                                          3,025
                                                -              -              -
 Common stock                     451       1,000              1          (856)  (5)             596
 Other stockholders'
   equity                   6,035,495     588,644     (6,032,904)    6,894,115   (5)       7,485,350
                           ----------   ---------    -----------    -----------          -----------
      Total
       stockholders
        equity              6,038,971     589,644     (6,032,903)     6,893,259            7,488,971
                           ----------   ---------    -----------    -----------           ----------

        Total
       liabilities and
        stockholders'
         equity          $ 10,496,870 $ 1,230,698     $3,318,397    $   441,959         $ 15,487,924
                           ==========   =========     ==========    ===========         ============




(1) Adjustment to remove assets and liabilities associated with operations within AASI that were not purchased
(2)  Eliminate intercompany debt with Parent of AASI
(3) Adjustment to record goodwill for excess of purchase price over net assets acquired for MJN and AASI of $2,010,356 and $715,515, respectively
(4) Adjustment to reflect borrowing for cash purchase of MNJ and AASI of $1,150,000 and $1,750,000,respectively
(5) Adjustment to record estimated value of stock issued to acquire MJN and remove equity accounts of MJN and AASI

          PARK PHARMACY CORPORATION AND MJN ENTERPRISES

      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                FOR THE YEAR ENDED JUNE 30, 2000



                                                                                            (4)
                                                                                           Amedisys
                                                                                          Alternate-
                                            MJN       Total                                  Site      Pro Forma    Pro Forma
                              Park      Enterprises  Pharmacy      RX-Pro     Dougherty's   Infusion    Adjustments   Balances
                          -----------   ----------- ----------   -----------  ----------- ----------   -----------  ----------
Sales                       $11,477,179  $6,120,160 $2,494,338    $   89,179  $9,298,361    $6,213,142  $        -  $35,692,359

Less cost of goods sold       7,473,575   3,490,971  1,726,588             -   6,082,717     3,200,476           -   21,974,327
                           ------------   --------- ----------    ----------  ---------    ----------   ----------  -----------

General and
administrative expenses       3,553,241   2,307,420    704,818       200,257  2,598,246     3,480,149           -   12,844,131

Amortization of
intangibles and goodwill         28,075           -          -             -          -             -     218,179      246,254
                           ------------   --------- ----------    ----------  ---------   -----------  ----------  -----------

Income (loss) from
 operations                     422,288     321,769     62,932      (111,078)   617,398      (467,483)   (218,179)      627,647

Other income (expense)         (147,784)    (46,099)   (27,588)       (4,213)     6,787       (67,000)   (272,500)    (558,397)
                           ------------   --------- ----------    ----------  ---------   -----------  ----------  -----------

Income (loss) before
 income taxes                   274,504     275,670     35,344      (115,291)    624,185     (534,483)   (490,679)      69,250

Provision for income
 taxes                           31,630      19,500      1,590             -    118,228             -   (170,948)            -
                           ------------   --------- ----------    ----------  ---------   -----------  ----------  -----------

Net income (loss)          $    242,874   $ 256,170  $  33,754    $ (115,291) $ 505,957   $  (534,483) $ (319,731)  $   69,250
                           ============   =========  =========    ==========  =========   ===========  ==========   ==========

Net income (loss) per
share, basic and diluted   $       0.01                                                                                      -
                           ============                                                                             ==========

Weighted average shares      31,543,000                                                                             32,993,000
                           ============                                                                             ==========


Notes
(1) Adjustment to reflect amortization of goodwill recorded in the acquisition of Rx-Pro over five years, and in the acquisitions of Total Pharmacy, AASI and MJN each over twenty years.
(2) Adjustment to decrease income taxes to amount that would have occurred if the companies had been combined at the beginning of the year
(3) Interest expense on the debt incurred from acquisitions of MJN and AASI of $115,000 and $157,500, respectively
(4)    Includes operations of acquired locations only